                                    L E A S E

                               Panorama Park, Inc.,

                            a New Jersey corporation

                                                 Landlord,

                                      -and-

                          WIRELESS TELECOM GROUP, INC.,

                            a New Jersey corporation,

                                                 Tenant


                                TABLE OF CONTENTS

ARTICLE 1 - TERM.............................................................  1

ARTICLE 2 - RENT.............................................................  1

ARTICLE 3 - TAXES AND ASSESSMENTS............................................  3

ARTICLE 4 - REPAIRS..........................................................  5

ARTICLE 5 - CHANGES AND NEW CONSTRUCTION.....................................  6

ARTICLE 6 - INSURANCE........................................................  8

ARTICLE 7 - DESTRUCTION...................................................... 11

ARTICLE 8 - CONDEMNATION..................................................... 12

ARTICLE 9 - DEFAULT.......................................................... 13

ARTICLE 10 - ASSIGNMENT AND SUBLETTING....................................... 14

ARTICLE 11 - CONDITION OF AND TITLE TO THE PROPERTY.......................... 15

ARTICLE 12 - (INTENTIONALLY DELETED)......................................... 16

ARTICLE 13 - INTEREST AND LATE CHARGES....................................... 16

ARTICLE 14 - INDUSTRIAL SITE RECOVERY ACT AND ENVIRONMENTAL LAWS............. 16

ARTICLE 15 - COMPLIANCE WITH LAW, ORDINANCES, ETC............................ 20

ARTICLE 16 - DISCHARGE OF LIENS.............................................. 21

ARTICLE 17 - ENTRY ON PROPERTY BY LANDLORD, ETC.............................. 22

ARTICLE 18 - QUIET ENJOYMENT................................................. 23

ARTICLE 19 - SURRENDER OF THE PROPERTY....................................... 23

ARTICLE 20 - THE BUILDINGS; USE OF THE BUILDINGS............................. 23

ARTICLE 21 - LIABILITY; LANDLORD'S DESIGNEE.................................. 24

ARTICLE 22 - ESTOPPEL CERTIFICATES........................................... 24

ARTICLE 23 - HOLDOVER TENANT................................................. 24

ARTICLE 24 - ABANDONMENT OF PROPERTY......................................... 25



                                       i






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


ARTICLE 25 - STRICT PERFORMANCE.............................................. 25

ARTICLE 26 - MISCELLANEOUS................................................... 25

ARTICLE 27 - LIMITATION OF LIABILITY......................................... 26

ARTICLE 28 - BROKERAGE....................................................... 26

ARTICLE 29 - FINANCIAL STATEMENTS............................................ 27

ARTICLE 30 - MORTGAGE SUBORDINATION AND ATTORNMENT........................... 27

ARTICLE 31 - SIGNS........................................................... 28

ARTICLE 32 - TENANT'S REIMBURSEMENT.......................................... 28

ARTICLE 33 - NO SETOFF....................................................... 28

ARTICLE 34 - MORTGAGEE PROTECTION CLAUSE..................................... 29

ARTICLE 35 - OPTION TO EXTEND TERM........................................... 29

ARTICLE 36 - FORCE MAJEURE................................................... 30

ARTICLE 37 - PARTIES......................................................... 31

ARTICLE 38 - LENDER'S CONSENT................................................ 31


                                       ii






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                                      LEASE

         LEASE AGREEMENT ("Agreement" or "lease"), dated July 14, 1998, by and between PANORAMA PARK, INC., a New Jersey corporation, ("Landlord"), with its office at 15 Maple Avenue, Morristown, New Jersey 07960, and WIRELESS TELECOM GROUP, INC., a New Jersey corporation ("Tenant"), with its office at East 64 Midland Avenue, Paramus, New Jersey 07652;

                                ARTICLE 1 - TERM
                                ----------------

         1.1 In consideration of the rents reserved herein and in consideration of the agreements and conditions herein contained on the part of the Tenant to be performed and observed, Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire from Landlord, the land, building and improvements and the fixtures located thereon, located at 3 Industrial Avenue, Mahwah, Bergen County, New Jersey, which is described in Exhibit "A" attached hereto (the "Demised Premises"), for an original term of fifteen (15) years plus the partial month at the beginning of the term, commencing on the date Landlord, or its assignee, acquires title to the Demised Premises (the "Commencement Date") which term will end on August 14, 2013. The parties will execute an addendum to this lease confirming the Commencement Date. In the event that the Commencement Date does not occur on or before August 10, 1998, this lease will terminate, automatically, and neither party will have any right or recourse against the other.

                                ARTICLE 2 - RENT
                                ----------------

         2.1 Beginning on the Commencement Date, Tenant agrees to pay Landlord fixed rental (the "Fixed Rent") payable in equal monthly installments, in advance, on the fifteenth day of every month, as follows:


                                                          Monthly Installment of
         Period                                                  Fixed Rent
         ------                                          -----------------------

Commencement Date to and including
 August 14, 2003                                                 $33,910.17

 August 15, 2003 to and including
 August 14, 2008                                                  36,505.17

 August 15, 2008 to and including
 August 14, 2013                                                  40,787.00



If the Commencement Date does not fall on the fifteenth day of a month, rent shall be prorated for the first month in which the Commencement Date occurs, and rent for the period from the Commencement Date to the fifteenth day of the following month will be paid on the Commencement Date. Said rental payments together with all other payments required hereunder shall be payable to Landlord at:

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                           c/o Management and Accounting Services, Inc.
                           15 Maple Avenue
                           Morristown, New Jersey 07960

until further notice from Landlord.

         2.2 A. It is intended that the Fixed Rent shall be paid by Tenant pursuant to Article 2 hereof and Additional Rent pursuant to this lease shall be paid to Landlord throughout the term hereof, free of any expense, charge or other deduction whatsoever with respect to the Demised Premises and/or the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof. Landlord shall not be required to furnish any service or facility whatsoever to the Demised Premises or make any payment of any kind whatsoever or be obligated or liable hereunder except as otherwise expressly set forth herein. The provisions of this Section 2.2 (paragraphs A and B) shall not release Landlord from complying with any of its obligations or performing any services required of Landlord under this lease. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Demised Premises and any portion thereof, except those matters or conditions which are specifically the obligation of Landlord pursuant to this lease. Landlord shall not be responsible for any loss or damage to any property of Tenant or any subtenant, franchisee, concessionaire or other user or occupant of any part of the Demised Premises, except to the extent the same shall be caused by the negligence, intentional acts or willful misconduct of Landlord or its agents, employees or contractors.

                  B. This is an absolutely net lease and, except as otherwise specifically provided in this lease, (a) this lease shall not terminate nor shall Tenant have any right to terminate this lease; (b) Tenant shall not for any reason whatsoever be entitled to any abatement, deduction, deferment, suspension or reduction of, or setoff, defense or counterclaim against, any rent, charge, or other sums payable by Tenant under this lease; (c) the respective obligations of Landlord and Tenant shall not be affected by reason of damage to or destruction to all or any portion of the Demised Premises from whatever cause, except as provided in this lease, any taking by condemnation, eminent domain, except as provided in this lease, or by agreement between Landlord and those authorized to exercise such rights, the lawful or unlawful prohibition of Tenant's use of all or any portion of the Demised Premises, any default or breach of any warranty by Landlord under this lease or any other agreement between Landlord and Tenant, or for any other cause whether similar or dissimilar to the foregoing; it being the intention that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Fixed Rent and Additional Rent and all other charges and sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this lease. Tenant covenants and agrees that it will remain obligated under this lease in accordance with its terms, and that it will not take any action to terminate, cancel, rescind or void this lease for any reason whatsoever, including without limitation any bankruptcy, insolvency, reorganization, composition, liquidation, dissolution,

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


or other proceedings affecting Landlord or any assignee of, or successor to, Landlord, and notwithstanding any action with respect to this lease that may be taken by a trustee or receiver of Landlord or any assignee of, or successor to, Landlord or by any court in any such proceeding.

                        ARTICLE 3 - TAXES AND ASSESSMENTS
                        ---------------------------------

         3.1 Beginning with the Commencement Date, Tenant agrees to pay directly to the taxing authority as Additional Rent all "Impositions" (hereinafter defined) before the same becomes delinquent, prorated and payable for any period between the Commencement Date of the term of this lease and the expiration of the term of this lease. Every Imposition payable for a period beginning before the date hereof and ending during the term of this lease shall be paid by Landlord, subject to apportionment with, or reimbursement by, Tenant. Every Imposition payable for a period beginning before the expiration of the term of this lease and ending after the expiration of the term shall be apportioned and adjusted be tween Landlord and Tenant as of the termination date. Tenant will furnish to Landlord evidence of payments of Impositions promptly following payment of the same. Landlord shall send to Tenant all bills and/or notices which Landlord receives, within ten (10) days after Landlord's receipt of same. "Impositions" shall mean real estate taxes, betterments, assessments (special or general, ordinary or extraordinary), taxes upon gross rents received from occupying subtenants and the Fixed and Additional Rent payable pursuant to this lease, water and sewer taxes, sewer usage fees, sprinkler usage and standby fees, and any other charges made by any public authority which upon assessment or upon failure of payment become a lien upon the Demised Premises. Impositions shall not include any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income tax of Landlord; provided, however, that if at any time during the term of this lease the present method of taxation or assessment shall be so changed that there shall be substituted in whole or in part for the types of taxes, assessments, levies, impositions or charges now or hereafter levied, assessed or imposed on real estate and the improvements thereon, a capital levy or other tax levied, assessed or imposed on the land, buildings and/or improvements or the income or other assets of Landlord, then any such capital levy or other tax shall, to the extent that it is so substituted, be deemed to be included within the term "Impositions." However, if a tax on rents is levied or assessed by the State of New Jersey or any political subdivision on the rent, whether or not it is in substitution in whole or part for real estate taxes, all of such tax or excise on rents shall be included within the definition of "Imposition." Landlord shall promptly forward to Tenant all bills, notices or other communications it shall receive with respect to Impositions.

         3.2 If, by law, any Imposition is payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments as the same respectively become due and before any fine, penalty interest or penalty cost may be added thereto for the nonpayment of any such installment. However, any installment which shall fall due after the expiration of the term of this lease and any Imposition relating to a fiscal period of the taxing authority in which the term of this lease shall end (whether or not such installment or Imposition shall be levied, imposed or become a lien upon the Property or any part thereof, or become payable in respect thereto during the term of this lease) shall be apportioned and Tenant shall pay to Landlord, or Landlord will reimburse Tenant, at the termination of this lease that proportion of such installment or Imposition which may apply, on a prorated basis, to any period of time after the term of this lease.

         3.3 Tenant shall have the right to contest in good faith any Imposition in the manner provided by law for contesting the same, provided that if payment of any Imposition shall be deferred pending such contest, such deferment of payment or deferment of compliance shall not jeopardize Landlord's interest in the Demised Premises. Such contest shall be in the names of Tenant and Landlord. At Landlord's own cost or expense, Landlord shall have the right to join in any contest, and, whether or not Landlord chooses to participate actively in such proceeds, Tenant, at its own expense, shall keep Landlord advised of all proceedings and furnish Landlord with copies of all rulings or determinative documents. Tenant shall not settle or compromise such proceedings without Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall promptly execute any and all documents in connection therewith as Tenant may reasonably request. Tenant shall indemnify Landlord against, and save Landlord harmless from, any and all loss, damage, claims, liabilities, judgments, costs and expenses (including the cost and expense of defending any claim), arising out of any such contest or out of any deferring of payment of any Imposition; however, Tenant shall not be liable to Landlord for any increase in real estate taxes as a result of a tax contest, except to the extent that such increase applies during the term of this lease. Until such time as an abatement or refund shall be obtained, an Imposition shall be deemed the amount assessed; after an abatement or refund shall be obtained, the Imposition shall be deemed the amount assessed less the net abatement or refund.

         3.4 A. If Tenant defers payment of the contested Imposition beyond any date on which interest and/or penalties may accrue or beyond the date on which the taxing authority may place a lien on the Demised Premises and/or sell a tax lien certificate, prior to the due date thereof, Tenant shall deposit (the "Deposit") with the Landlord the amount of the contested Imposition and an estimated amount of interest, penalties and charges which might be assessed against or become a charge on the Demised Premises or any part thereof by reason of such contest as reasonably determined by Tenant. Landlord shall hold the Deposit in trust in an interest bearing certificate of deposit for the benefit of Tenant and Landlord, as herein provided and not commingle the Deposit with any of Landlord's other assets. Upon the termination of the contest, Tenant shall pay the Imposition, as finally determined, together with the interest, penalties and other charges in connection therewith, and upon such payment the Deposit shall be returned to Tenant or, if Tenant so elects, the Deposit may be used for such payment. Any surplus shall be returned to Tenant and any deficiency shall be made good by Tenant, immediately. The Deposit shall be maintained by Landlord in (i) a certificate of deposit at a banking institution located in New Jersey with a net worth in excess of $100,000,000.00, or (ii) obligations of the United States Government, as directed by Tenant. Interest

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shall become part of the Deposit.

                  B. If at any time during the pendency of the contest, Landlord reasonably shall determine the amount of the Deposit insufficient to cover the contested Imposition, interest, penalties and charges, Tenant, upon demand of Landlord and within fifteen (15) days after such demand, shall increase the Deposit by such additional sum as Landlord may reasonably request. Upon failure of Tenant to make such additional Deposit, Landlord may pay the contested Imposition and interest, penalties and charges out of the Deposit. Any surplus shall be returned to Tenant immediately and any deficiency shall be made good by Tenant, within fifteen (15) days after Landlord's demand.

                  C. Any tax refund (whether in cash or credit against future Impositions payable) with respect to Impositions paid by Tenant or paid by Landlord and for which Landlord has been reimbursed shall be the property of Tenant. If the tax refund is received by or credited to Landlord after the expiration of the term of this lease, Landlord will pay to Tenant its share within fifteen (15) days after its receipt.

         3.5 If monthly escrow deposits of Impositions are required pursuant to the provisions of any mortgage ("Mortgage") which encumbers the Demised Premises, Tenant shall deposit monthly with Landlord on the first day of each month during the term of this lease a sum equal to such required deposits as Additional Rent, and Landlord will cause the mortgagee to pay the Impositions directly to the assessing authority. If the holder of the Mortgage requires that it or its servicing agent pay the Impositions, then Tenant will cooperate by either depositing the amount of each installment with the agent or sending a check to the agent payable to the taxing authority in sufficient time so that the agent can make or send the payment to the taxing authority no later than the due date.

                               ARTICLE 4 - REPAIRS
                               -------------------

         4.1 Except as specifically provided to be the Landlord's obligations pursuant to Section 4.2 hereof, Tenant shall keep the Demised Premises (including all improvements that may from time to time be thereon) in a good state of repair and condition based upon generally accepted standards for comparable property of a similar type, class and age in the same general area, and Tenant shall comply with any present or future regulations, laws, ordinances or requirements of the federal, state or municipal governments, or of any departments, subdivisions, bureaus or offices thereof having jurisdiction over the Demised Premises. Tenant shall make all repairs and replacements to satisfy the provisions of this Article, including repairs and/or replacements of a structural and/or capital nature, except those which are Landlord's obligation pursuant to Section 4.2 hereof and those repairs and replacements caused by the negligence, intentional acts or wilful misconduct of Landlord or its agents, employees or contractors. In order to assist Landlord to fulfill its obligations pursuant to Section 4.2 hereof, Tenant will notify Landlord of the existence of any roof problems (including those which are Tenant's responsibility) and any problems with the foundation, exterior walls, load-bearing columns and roof structure of which Tenant becomes aware; provided that Tenant's failure to notify Landlord shall not relieve Landlord of its obligations hereunder.

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         4.2 Landlord shall be responsible to make the following repairs and/or replacements at Landlord's expense: foundation, exterior walls, load-bearing columns and roof structure (but not roof coverings); provided that they have not been altered by Tenant nor the condition caused by the negligent acts of Tenant or its agents, employees, or contractors, in which events, the obligation to repair and/or replace will be Tenant's.

         4.3 Tenant shall indemnify Landlord against, and save Landlord harmless from, any and all loss, damage, claims, liabilities, judgments, costs and expenses (including the reasonable cost and expense of defending any claim, arising during the term of this lease out of any condition existing upon the Demised Premises for which Tenant is responsible under this lease, any act occurring upon the Demised Premises, (other than negligence, intentional acts or wilful misconduct of Landlord or its agents, employees or contractors), any use made of the Demised Premises, or any omission or failure to act upon the Demised Premises during the term hereof; provided that in the event of any claim made against Landlord, Landlord shall promptly give Tenant notice of such claim.

                    ARTICLE 5 - CHANGES AND NEW CONSTRUCTION
                    ----------------------------------------

         5.1 Promptly after the Commencement Date, Tenant, at Tenant's expense but subject to reimbursement by Landlord as provided in this Agreement, will cause to be performed by reputable contractors, the work ("Tenant's Work") which is set forth on Exhibit "B" attached hereto and made a part hereof.

         5.2 At least seven (7) business days prior to the Commencement Date, Tenant, at Tenant's expense, will cause plans and specifications for Tenant's Work to be prepared and submitted to Landlord for its approval, which approval will not be unreasonably delayed or withheld provided Tenant's Work does not involve changes to the structure of the Demised Premises nor modifications to its electrical, plumbing and HVAC systems. Landlord will review Tenant's plans within five (5) business days of its receipt and give written notice to Tenant of its approval or rejection (stating the reasons for rejection) within said five (5) day period. Failure to give such notice will be deemed approval, automatically. When the plans and approvals have been approved by both parties, the plans and approvals will be deemed to have been incorporated into this lease, automatically, as Exhibit "B" without the necessity of physically attaching them to this lease.

         5.3 As Tenant's Work progresses, but not more frequently than every three (3) weeks, Landlord will pay directly to Tenant's contractors and/or materialmen, an amount equal to ninety (90%) percent of their charges for work and/or materials actually performed and/or installed in the Demised Premises upon presentation of reasonably detailed invoices and those documents specified in provision (i) and (iv) of this section, up to a maximum obligation of $489,600.00. Upon completion of the Tenant's Work and delivery to Landlord of
(i) an architect's certificate that the construction has been completed in accordance with the approved plans, (ii) a set of "as built" plans or final plans which accurately show Tenant's Work as actually constructed, (iii) a final unconditional Certificate of Occupancy, (iv) verification that all contractors and subcontractors have been fully paid except for Landlord's final payment under

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this paragraph and there are no liens or possible lien claims against the
Demised Premises, and (v) a survey of the Demised Premises if any of the improvements have changed the footprint of the building or have been made to the outside of the Demised Premises, Landlord will pay to Tenant's Contractors and/or materialmen an additional $54,400.00 (for a total of $544,000.00) as Landlord's full share of the cost of Tenant's Work.

         5.4 Tenant shall not have the right, during the term of this lease, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, to make any additional changes or alterations to any portion of the Demised Premises. In the event that Landlord does not respond to Tenant's written request within fifteen (15) days, Landlord will be deemed, automatically, to have given its consent. Landlord shall not unreasonably withhold its consent to any changes or alterations which involve structural changes unless they will decrease the value of the Demised Premises. Landlord's consent will not be required for any work solely involving (i) painting, decorating and/or wall covering or (ii) work not involving structural changes at a maximum reasonable cost of $50,000.00 for any one time or $100,000.00 on a cumulative basis for any twelve (12) month period.

         5.5 All work done by Tenant and/or Landlord upon the Demised Premises shall be done subject to, and in compliance with, all laws, ordinances and regulations of all public authorities having jurisdiction. Tenant will obtain all permits in connection with any work performed by Tenant at the Demises Premises and furnish copies to Landlord. Tenant will pay or will cause to be paid all charges for all work done (labor or materials) upon the Demised Premises during the term of this lease and will not suffer or permit any mechanics' or similar liens for labor or materials furnished to the Demised Premises during the term of this lease to be filed against the Demised Premises or any part thereof; and if any such lien shall be filed, Tenant will either pay the same or procure the discharge thereof by giving security or in such other manner as may be required or permitted by law. Tenant shall have the right, however, at the election of Tenant, in the name of Tenant or in the name of Landlord or in the names of both, to contest any such lien, provided that the existence of such lien pending such contest shall not jeopardize Landlord's interest in the Demised Premises. Landlord and Tenant shall indemnify the other against, and save the other harmless from any and all loss, damage, claims, liabilities, judgments, costs and expenses arising out of the filing of any lien resulting from work which is performed by contractors engaged by the other party. Notice is hereby given that Landlord shall not, under any circumstances, be liable to pay for any work, labor or services rendered or materials furnished to Tenant or any of its subtenants upon credit.

         5.6 Prior to the commencement of Tenant's Work and any repairs, alterations or construction which will cost more than $25,000.00, Tenant, at its own cost and expense, shall cause all contractors to obtain a completion bond from a recognized surety company authorized to conduct business in New Jersey.

         5.7 Whenever Landlord consents to any alterations or improvements by the Tenant, except the Tenant's Work at the beginning of the term, Landlord will notify Tenant which of the same, if any, must be removed and/or restored at the

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end of the term of this lease. Tenant will not be required to remove and/or restore Tenant's Work (at the beginning of the term) at the end of the term of this lease.

                              ARTICLE 6 - INSURANCE
                              ---------------------

         6.1 Beginning on the Commencement Date, Tenant, at no expense to Land lord, shall maintain or cause to be maintained:

                  A. insurance covering the Demised Premises against loss or damage by fire and such risks as are customarily included in extended coverage endorsements attached to fire insurance policies in the State of New Jersey in an amount which is the lesser of (i) 100% of the full insurable value of the Demised Premises or (ii) the maximum amount obtainable;

                  B. rent insurance against loss resulting from any of the hazards required to be covered by insurance under subparagraph A of this Article in an amount at least equal to total rents for one year, which amount shall be at least equal to the Fixed Rent and the Additional Rent and estimated Impositions and estimated insurance premiums hereunder for one year;

                  C. workmen's or workers' compensation insurance, covering disability benefit and other similar employee benefit acts, meeting all statutory requirements in respect of any work or other operations on or about the Demised Premises;

                  D. glass breakage coverage; and

                  E. insurance in such amounts as Landlord may reasonably require against other insurable hazards which at the time are commonly insured against by prudent owners of buildings and premises similarly situated, due regard being given to the height, type, construction, use and occupancy of the Demised Premises and the cost of premiums.

                  The words "full insurable value," as used in this lease, shall mean the cost of actual replacement of the building (excluding foundation and excavation costs and costs of underground flues, pipes, drains and footings below the lowest basement floor). Landlord agrees that the full insurable value will be as determined by Tenant's insurance company. Tenant will be responsible for having its insurance company determine the full insurable value at every two years thereafter, and the insurance will be carried in that amount.

                  If any of the insurance provided for in this Section should be unobtainable (unless the same are unobtainable by reason of the negligence or wilful misconduct of Tenant) and if Tenant shall obtain the maximum insurance obtainable and shall promptly give notice to Landlord of the extent of Tenant's inability to obtain any insurance required to be maintained hereunder, then the failure of Tenant to procure and maintain such insurance as is unobtainable as aforesaid shall be excused; provided, however, that Landlord shall have the right to procure such insurance up to the maximum limits provided

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


for herein and Tenant shall pay the cost and premiums therefor.

         6.2 Tenant, at no expense to Landlord, shall maintain, for the mutual benefit of Landlord and Tenant and the holder of any mortgage, $3,000,000 of Single Limit Comprehensive General Liability Insurance against claims for bodily injury, death or property damage occurring on or about the Property or any adjoining sidewalk, curb or vault. If requested by Landlord, the aforementioned limit shall be increased to such amount as may reasonably be designated by Landlord provided that such increased amount is then customarily carried by prudent owners of similar property in the same general area.

         6.3 The insurance required under this Article shall be effected by valid and enforceable policies issued by insurance companies of recognized responsibility doing business in the State of New Jersey. Tenant may carry the insurance required under this Article under a blanket policy which also covers other properties, provided that any insurance covered under a blanket policy shall give the same protection to Landlord and any named insured as would a separate policy relating only to the Demised Premises.

         6.4 Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies provide that such a release or waiver shall not invalidate the insurance and if such a policy can be obtained without additional premiums (or, in the event that a policy so providing can be obtained by either party with additional premium, if the other party shall pay for such additional premium).

         6.5 At least three (3) business days prior to the Commencement Date of this lease, and thereafter not less than 15 days prior to the expiration date of the expiring policies theretofore furnished pursuant to this Article, true copies (or certificates) of such policies or renewals thereof (or binders, if policies or renewals are not available) shall be delivered by Tenant to Landlord and the holder of any Mortgage, and, if requested by Landlord, with reasonable proof of payment of premium (or the current installment thereof if the premium is payable in installments). If the insurance is carried under a blanket policy, Tenant may deliver certificates thereof referable to and specifying the amount of insurance allocated to the Demised Premises in lieu of true copies of the blanket policy, accompanied by an endorsement executed by the insurer of such policy to the effect that all named insureds are entitled to the same rights they would have if said policy were not a blanket policy.

         6.6 All policies of insurance required under this Article shall name Landlord, and the holder of any Mortgage, as additional insureds. They shall also be payable under a standard mortgagee clause to the mortgagees as provided in each such mortgage, and shall provide that insurance proceeds are to be adjusted, held, disbursed and applied in accordance with the provisions of this

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lease. Each policy required under this Article shall contain an agreement, if customarily obtainable, that it will not be cancelled or modified without at least 30 days' notice to Landlord (and any mortgagee named therein) and that no omission or negligence of Tenant shall result in forfeiture of the insurance.

     6.7 Subject to the rights of the holder of any Mortgage, the loss, if any, under policies required by Paragraph 6.1 hereof shall be adjusted by and paid to Landlord. All insurance policies to the extent reasonably obtainable, shall provide that the loss, if any thereunder, shall be adjusted and paid as provided in this Article.

     6.8 Insurance proceeds under policies required by Paragraph 6.1 hereof, to the extent that they are payable to Landlord (and to the holder of any Mortgage, if such mortgagees shall agree to permit Landlord to use same for restoration and repair), shall be held in trust by Landlord and used to pay for the cost of the work required to be performed by Landlord under this lease, and the cost of making temporary repairs and doing such work as may be necessary to protect the Demised Premises against further injury. If the proceeds of such insurance received by Landlord shall exceed such cost, such excess shall belong to Landlord.

     6.9 Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by or which may reasonably be required to be furnished by Tenant, unless Landlord is included therein as an insured, with loss payable as in this lease provided.

     6.10 If monthly escrow deposits of insurance premiums are required pursuant to the provisions of any Mortgage, Tenant shall deposit monthly with Landlord on the first day of each month during the term of this lease a sum equal to such required deposits as Additional Rent, and Landlord will cause the mortgagee to pay the insurance premiums.

     6.11 Each party hereto does hereby remise, release and discharge the other party hereto and any officer, agent, employee, or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage, or injury caused by fire or other casualty normally covered by extended coverage policy for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this lease in connection with the Demised Premises, and (b) such party is then covered, in whole or in part, by insurance with respect to such loss, cost, damage or expense, then, the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance, and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof
                                       10






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(provided that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).

                             ARTICLE 7 - DESTRUCTION
                             -----------------------

         7.1 If the Demised Premises shall be partially damaged by fire or other cause, the damage shall be repaired by and at the expense of Landlord to the extent that Landlord receives the casualty insurance proceeds and the Fixed Rent until such repairs shall be made shall be apportioned and abated according to the part of the Demised Premises which is usable by Tenant; however, if the casualty insurance proceeds are not received by Landlord or its mortgagee or the gross amount of such proceeds before Landlord's mortgagee applies such proceeds to payment of any moneys due pursuant to the First Note or First Mortgage are not sufficient to complete the repairs for any reason whatsoever other than Landlord's malfeasance, then Tenant shall be responsible for the amount by which the repairs exceed the insurance proceeds. No penalty shall accrue for any delay which may arise by reason of adjustment of insurance on the part of Landlord and for any delay on account of "labor troubles" or any other cause, similar or dissimilar, beyond Landlord's control. Tenant shall give immediate notice to Landlord in case of fire in the Demised Premises.

         7.2 If the Demised Premises are totally or substantially damaged or are rendered wholly or substantially untenantable by fire or other cause, and if Landlord shall decide not to restore or not to rebuild the same, or if the building shall be substantially damaged so that Landlord shall decide to demolish it or to rebuild it or to remodel it (whether or not the Demised Premises have been damaged), then or in any of such events Landlord may, within thirty (30) days after such fire or other cause, give Tenant a notice in writing of such decision, and thereupon the term of this lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord. Whether or not Landlord elects to rebuild or terminate, Tenant will have the right to terminate this lease by written notice to Landlord within thirty (30) days after such casualty. If Tenant does not exercise its right to terminate or if the Demises are partially damaged, Landlord will restore or rebuild the Demised Premises. If restoration or rebuilding of the Demised Premises is not commenced within sixty
(60) days after the casualty and are not restored or rebuilt and substantially completed within nine (9) months after the occurrence of the casualty, Tenant shall have the right to terminate this lease within a period of thirty (30) thereafter, in the same manner as if Landlord had exercised its decision not to rebuild or restore. If Tenant shall not be in default under this lease beyond any applicable notice and grace periods, then, upon the termination of this lease, under the conditions provided for in the sentence immediately preceding, Tenant's liability for rent shall cease as of the day following the casualty and any security or other money on deposit with Landlord and any unearned Fixed Rent or Additional Rent shall be paid to Tenant.

         7.3 The term "substantially" shall mean fifteen (15%) percent or more of the floor area of the Demised Premises, and the term "partially" shall mean less than fifteen (15%) percent of the floor area of the Demised Premises.

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         7.4 No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the leased premises or of the building except for rent abatement as provided in 7.1 above.

         7.5 Tenant will bear the expense and reimburse Landlord on the Commence ment Date for the amount of "gap" insurance premiums to maintain insurance coverage for the benefit of the holder of the First Mortgage in the event that this lease is terminated because the criteria for the area destroyed by casualty or taken by condemnation as provided in this lease is less than the criteria required by the holder of the First Mortgage.

                            ARTICLE 8 - CONDEMNATION
                            ------------------------

         8.1 If after the execution of this lease and prior to the expiration of the term of this lease fifteen (15%) percent or more of the floor area of the Demised Premises shall be appropriated by right of eminent domain or any part of the parking area is taken or ingress and egress are adversely affected, then the term of this lease shall cease as of the time of such appropriation, and Fixed Rent and Additional Rent shall be apportioned and adjusted as of the time of termination. Tenant shall have the right at its election to continue to occupy the Demised Premises, to the extent permitted by law, for all, or such part, as Tenant may elect, of the period between the time of such appropriation and the time when physical possession of the Demised Premises shall be taken, subject to the provisions of this lease insofar as the same may be made applicable to such occupancy by Tenant, but the amount, if any, charged Tenant by the taking authority of its assigns for rent or use and occupancy shall not be deductible from the Fixed Rent or Additional Rent paid or payable by Tenant hereunder. The aggregate condemnation award shall be paid entirely to Landlord.

         8.2 In the event of a partial taking not resulting in the termination of this lease, Landlord shall make all repairs to improvements on the Demised Premises affected by such taking to the extent necessary, and all condemnation awards, except those paid to Tenant for its claims, shall be paid to Landlord.

         8.3 In the event of a partial taking, whether or not resulting in the termination of this lease, the amount of the awards shall be paid to Landlord. Tenant shall have a right to pursue compensation for loss of its leasehold interest and other losses and expenses directly from the condemning authority, provided such claim does not diminish the amount of Landlord's claim.

         8.4 In the event of a partial taking, which does not result in a termination of this lease, the Fixed Rent and Additional Rent payable for the balance of the term of this lease shall be reduced in proportion to the useable area of the Demised Premises.

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                               ARTICLE 9 - DEFAULT
                               -------------------

         9.1 If Tenant shall default in the performance or observance of any agreement or condition in this lease contained on its part to be performed or observed other than an obligation to pay money and shall not cure such default within thirty (30) days after notice from Landlord specifying the default (or shall not within said period commence to cure such default and thereafter prose cute the curing of such default to completion with due diligence), Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant agrees to reimburse Landlord therefore or save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period but after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the real estate or Landlord's interest therein or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as part of the next payment of rent due hereunder and shall be Additional Rent.

         9.2 (1) If Fixed Rent or Additional Rent or any other payment required to be made hereunder shall not be paid for more than ten (10) days after receipt of written notice from Landlord specifying the default (however, Tenant will not be entitled to receive such notice if such default occurs more than twice during any four (4) consecutive months but Tenant will still have a ten day grace period from the due date) or (2) if there shall be a default in the performance or observance of any other agreement or condition contained herein on the part of Tenant to be performed or observed and such default shall not be cured within thirty (30) days after Tenant shall receive notice from Landlord of such default (or within such longer period as may be required to cure such nonmonetary default if within said thirty 30 day period Tenant shall commence to cure the same and thereafter diligently pursue the curing of the same to completion), then Landlord shall have the right at its election, to terminate the term of this lease by giving notice to Tenant of the exercise of said election, and in the event of Landlord's giving such notice of election to terminate, the term of this lease shall terminate on the date designated therefor in said notice, which date shall be not less than three days after the receipt of such notice by Tenant, and thereupon, or at any time thereafter, and without any further notice or demand, Landlord may re-enter the Demised Premises and have possession thereof as of its former estate and/or may recover possession thereof in the manner prescribed by law. It is expressly understood and agreed that no action or proceeding to oust Tenant from possession or to terminate the term of this lease shall be taken or brought by Landlord unless the notices herein specified be first given and the times to cure defaults hereinabove specified have expired without such defaults having been cured.

         9.3 Tenant hereby waives any constitutional, statutory or other rights pursuant to federal or New Jersey law which affect, prevent or inhibit Landlord's right to re-enter and take possession of the Demised Premises.

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         9.4 In case of any such termination, Tenant will indemnify Landlord against all loss of Fixed Rent, Additional Rent and other payments provided herein to be paid by Tenant to Landlord between the time of termination and the expiration of the stated term of this lease. It is understood and agreed that at the time of the termination or at any time thereafter Landlord may rent the Demised Premises, and for a term which may expire after the expiration of the term of this lease, without releasing Tenant from any liability whatsoever, that Tenant shall be liable for any reasonable expenses incurred by Landlord in connection with obtaining possession of the Demised Premises and in connection with any reletting, including, but without limitation, reasonable attorneys' fees and reasonable brokers' fees, and that any moneys collected from any reletting shall be applied first to the foregoing expenses and then to the next ensuing payments of rent and then to the payment of expenses of operating, maintaining and repairing the Demised Premises and then to the payment of all other payments due from Tenant to Landlord. However, Landlord is to be entitled to and may sue for each rental payment and other payment as provided herein, the day after the same remains unpaid, or at any later time, at Landlord's option as if no termination had occurred. Notwithstanding any provisions or requirement of law to the contrary, Landlord will not have any obligation to re-let the Demised Premises or mitigate Landlord's damage in any way.

                     ARTICLE 10 - ASSIGNMENT AND SUBLETTING
                     --------------------------------------

    10.1 Tenant shall not have the right to assign all or any part of its interest in this lease nor mortgage or encumber the Demised Premises or any interest therein nor sublet more than ninety (90%) percent, including previous subleases then in effect, of the floor area of the Demised Premises without the consent of the Landlord, which consent will not be unreasonably withheld or delayed. In the event Tenant desires to assign this lease or let or sublet more than the said ninety (90%) percent of the Demised Premises, Tenant shall give written notice in advance of its intention to do so to Landlord together with
(i) a copy of the proposed agreement of assignment or sublease wherein the proposed assignee assumes all of the obligations of Tenant hereunder and containing the name and address of the proposed assignee, (ii) the names and addresses of the principals of the proposed assignee or subtenant, (iii) financial statements and bank and other financial and business references of the proposed assignee or subtenant reasonably sufficient to enable Landlord to ascertain the financial responsibility of the proposed assignee or subtenant, and (iv) the federal Standard Industrial Classification number of the proposed assignee or subtenant in the form of an Environmental Affidavit and all other information required pursuant to Paragraph 14.14 of this lease. Within thirty
(30) days after its receipt of said notice and in the event the assignment or sublease involves more than ninety (90%) percent of the floor area of the Demised Premises (including any previous subletting then in effect), Landlord, at its option, may either (i) terminate this lease upon ninety (90) days' written notice to Tenant and recover the Demised Premises, or (ii) consent or refuse to consent to the assignment or sublease. If Landlord consents to the assignment or subletting, the Fixed Rent due to Landlord under this lease shall automatically be increased by fifty (50%) percent of the amount, if any, which all rent or other consideration received by Tenant from such assignee or subtenant (prorated on a square-foot basis for less than the entire leased premises) exceeds the Fixed Rent then due to Landlord

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pursuant to this lease less the amount of real estate brokerage commissions and other expenses reasonably related to the assignment or sublease paid to unrelated third parties. Any such assignment or subletting shall not relieve Tenant from all of its obligations and responsibilities under this lease for the entire leased premises.

    10.2 The merger or consolidation with another entity or the transfer of all or substantially all of Tenant's assets to another entity or transfer of a majority of the issued and outstanding capital stock of any corporate Tenant or a transfer of the total proprietary interest of any partnership Tenant, however the same may be accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed to be an assignment of this lease. Likewise, an increase in the number of issued and/or outstanding shares of the capital stock of any corporate Tenant and/or the creation of one or more additional classes of capital stock of any corporate Tenant, however accomplished and whether in a single transaction or a series of related or unrelated transactions, with the result that at least fifty-one (51%) percent of the beneficial interest and record ownership in and to such Tenant shall no longer be held by the beneficial and record owners of the capital stock of such corporate Tenant as of the date hereof, or the date on which such corporation shall become the Tenant hereunder (whichever is later), shall be deemed to be an assignment of this lease.

    10.3 Notwithstanding any provision of this Article 10 to the contrary, Landlord's consent shall not be required nor shall Landlord have the right to terminate this lease and recover the Demised Premises nor shall the rent be increased in the event Tenant (i) merges or consolidates with another entity, or
(ii) transfers substantially all of its assets or common stock to another entity, or (iii) assigns this lease or sublets the leased premises to another entity which is under the control of Tenant, all provided that the entity to which this lease is assigned and the original Tenant have a combined net worth (excluding goodwill and similar intangible assets) at the time of the assignment not less than $20,000,000.00. However, if any of said events should occur, Tenant shall give prompt written notice of the event to Landlord and shall furnish Landlord with the information provided for in (i), (ii), (iii), and (iv) of Section 10.1 together with a current financial statement of the new entity and a financial statement of the assignor as of the date provided in the next preceding sentence.

               ARTICLE 11 - CONDITION OF AND TITLE TO THE PROPERTY
               ---------------------------------------------------

    11.1 Tenant represents that the Demised Premises and the title thereto, all subsurface conditions thereof, including but not limited to hazardous waste, discharges and spills and other environmental conditions, and the present uses and non-uses thereof, have been examined by Tenant and that Tenant accepts the same in the condition and state in which they now are, without representation or warranty, express or implied in fact or by law, by Land lord and without recourse to Landlord, as to the title thereto (except as herein expressly provided), the nature, condition or usability thereof or the use or uses to which the Demised Premises or any part thereof may be put.

    11.2 Tenant acknowledges that, because of the additional 4,850 square feet

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of office space which was constructed in 1993 ("Additional Space"), the Township of Mahwah may possibly have the right to require either (i) the construction of additional parking space to meet its zoning requirements, (ii) direct the removal of the Additional Space, or (iii) prohibit Tenant from occupying the Additional Space. If any of these occur, Tenant will give Landlord prompt notice of any notice or communication received from the Township, and Landlord, at Landlord's expense, will have the right to contest such determination and/or apply for a variance or waiver from such requirement. In the event that Landlord does not obtain relief from such determination by variance, waiver or other action by the Township and Tenant is denied use of, or must remove, the Additional Space, then the Fixed Rent will be reduced pro rata based upon the ratio the square feet floor area of the Additional Space to the square feet floor area of the Demised Premises, for such period of the remaining term of this lease as Tenant may be denied occupancy of the Additional Space. Tenant will bear the expense, if any, of constructing additional parking spaces and/or removing the Additional Space without reimbursement from Landlord, except for the reduction in Fixed Rent as provided in this Section 11.2.

    11.3 Tenant acknowledges that a Developer's Agreement ("Developer's Agreement") dated May 22, 1989 between SSPC Land Associates and Township of Mahwah and the Township of Mahwah Planning Board is recorded in the Bergen County Clerk's Office in Deed Book 7298 at page 135, the subject of which is the Demised Premises. Landlord, at Landlord's expense, will attempt to obtain confirmation from the Township of Mahwah that the Developer's Agreement has been fully complied with and, if possible, its cancellation of record. If the Township of Mahwah requires any compliance with the Developer's Agreement, Tenant will be responsible for such compliance at Tenant's expense without contribution or reimbursement by Landlord and without any reduction in Fixed Rent.

                      ARTICLE 12 - (INTENTIONALLY DELETED)
                      ------------------------------------

    12.1 (Intentionally Deleted)

                     ARTICLE 13 - INTEREST AND LATE CHARGES
                     --------------------------------------

    13.1 In the event any payment of Fixed Rent, Additional Rent or any other moneys which may be due hereunder are not received by Landlord within seven (7) days after the applicable due date, there shall be added to such payment, and simultaneously due and owing, a late charge equal to five (5%) percent of the amount of such payment, and, if not paid within thirty (30) days after due, interest shall accrue on the amount of such payment and shall be payable at an annual rate equal to five (5%) percent above the prime rate then charged by Chase Manhattan Bank, N.A., for ninety (90) day commercial loans, as it is changed from time to time, adjusted on the same day as the effective date of change in the prime rate. The late payment charge and interest are not intended as a penalty but are intended to compensate Landlord, partially, for loss of interest on funds which it is to receive and/or may advance to cure Tenant's default and for administrative and other expenses it may incur to give Tenant notice of its default and to pursue various remedies.

        ARTICLE 14 - INDUSTRIAL SITE RECOVERY ACT AND ENVIRONMENTAL LAWS
        ----------------------------------------------------------------

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    14.1 Tenant shall, at Tenant's own expense, comply with all federal, state and local laws, rules and regulations relating to environmental matters ("Environmental Laws") affecting the Demised Premises and the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder ("ISRA") for which Tenant is obligated pursuant to this lease. Tenant shall, at Tenant's own expense, comply with all requirements of, the New Jersey Department of Environmental Protection or its replacement or similar department, agency, bureau or division ("NJDEP"). Should any division of NJDEP determine that a remediation action work plan must be prepared and that a remediation must be undertaken because of any spills or discharges of hazardous substances or wastes at the building or land in or on which the Demised Premises is located (the "Property") occurring during the term of this lease and including that caused by leaching from other properties or caused by a stranger (commonly called a "midnight dumper"), then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Landlord will be responsible for any hazardous substances or waste on the Property on the Commencement Date ("Landlord's Responsibility"). Tenant's obligations under this paragraph shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the Property or a sale or transfer of title of the Property by Landlord, and it is therefor necessary for Tenant to comply with ISRA. If the Property is being sold or transferred by Landlord, Landlord shall bear the expense of such applications and submissions, but if Tenant is responsible for any spills or discharges, then Tenant shall prepare and file, at Tenant's expense, all applications, tests, reports and remediation required by the NJDEP. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of documents supporting, as applicable, an application for a determination by the NJDEP of non-applicability of ISRA to Tenant or submission of an application for a de minimis exception or a no-further-action letter to the NJDEP and shall promptly sign and submit such documents when requested by Landlord, provided that the information contained therein is, to Tenant's knowledge, accurate and complete. Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Property which occur during the term of this lease (except for Landlord's Responsibility), and from all reasonable expenses incurred for legal, engineering and expert fees, and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required under applicable Environmental Laws. Tenant shall furnish financial security which will guarantee the implementation of the remediation action work plan if same is required under ISRA. Tenant's obligations and liabilities under this paragraph shall continue so long as Landlord remains obligated for compliance with ISRA regarding any spills or discharges of hazardous substances or wastes at the Property which occur during the term of this lease. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction.

    14.2 Notwithstanding anything to the contrary contained above, Tenant will have no obligation pursuant to this Article 14 and all other provisions of this lease with regard to environmental matters resulting from any environmental condition which exists on the date of this lease.

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    14.3 Tenant shall promptly supply to Landlord all reports and notices made by Tenant pursuant to the Hazardous Substance Discharge-Reports and Notices Act, N.J.S.A. 13:1K-15 et seq. and the regulations promulgated thereunder ("Reports and Notices Act") relating to the Property.

    14.4 Tenant shall promptly supply Landlord with any notices, correspondence and submissions made by Tenant to NJDEP, the United States Environmental Protection Agency (EPA), the United States Occupational Safety and Health Administration (OSHA), or any other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or substances relating to the Property.

  14.5 Tenant shall promptly comply with all requirements of the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 as amended) and supply Landlord with copies of all notices, reports, tests or filings in relation thereto whether received from any governmental agency or promulgated by Tenant.

    14.6 Tenant shall promptly comply with all requirements of the Hazardous and Solid Waste Amendment of 1984 Pub. L98-616 (42 U.S.C. 699) and adopted by New Jersey for registration of underground storage tanks pursuant to N.J.S.A. 58:10A-21, et seq., and supply to Landlord copies of all notices, reports, questionnaires, registration statements, tests, or filings in relation thereto whether received from any governmental agency or promulgated by Tenant relating to the Property. In connection herewith, Tenant shall not install or remove any underground or above-ground storage tanks without first obtaining the express written consent of Landlord.

    14.7 Tenant shall promptly furnish to Landlord true and complete copies of all documents, submissions and correspondence provided by Tenant to the NJDEP and all documents, reports, directives and correspondence provided by the NJDEP to Tenant. Tenant shall also promptly furnish to Landlord true and complete copies of all sampling and test results obtained from samples and tests taken at and around the Property.

    14.8 Within ten (10) days prior to the termination of this lease, Tenant will furnish Landlord with (i) evidence that Tenant has satisfactorily complied with ISRA for the cessation of its operations, or (ii) a letter of non-applicability to ISRA issued by the NJDEP. Tenant shall also furnish Landlord, without expense to Landlord, copies of all applications, tests, submissions and correspondence to and from NJDEP and others relating to these matters.

    14.9 Tenant further agrees to implement and execute all of the provisions of this paragraph in a timely manner so as to coincide with the termination of this lease or to coincide with the vacating of the leased premises by the Tenant at any time during the term of this lease.

    14.10 If Tenant is responsible for spills and/or discharges pursuant to this
Article 14, Tenant further agrees to make application to the NJDEP for a remediation agreement ("RA") in the event that Landlord shall seek to sell or transfer title to the Property. In making such an application, Tenant agrees that it shall furnish financial security acceptable to the NJDEP to guarantee

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the implementation of any potential remediation at the leased premises, as required by the NJDEP, and that it shall diligently prosecute such application for an RA. As with all other aspects of any ISRA application by Tenant respecting Tenant's use and occupancy of the leased premises, Tenant shall bear all costs in connection with same, and perform all other acts necessary or required by the NJDEP in order to obtain an RA.

    14.11 In the event the Tenant shall have failed to obtain evidence of ISRA compliance pursuant to Section 14.8 hereof, it shall be deemed the Tenant has remained in possession of the leased premises, and shall be considered as a holdover tenant as provided in Article 24 hereof. These rights are in addition to any other rights and remedies the Landlord may have under law.

    14.12 As a condition precedent to Tenant's right to sublease the leased premises or to assign the lease, Tenant shall have received from the NJDEP either (i) no-further-action letter, (ii) a de minimis exception, or (iii) a nonapplicability letter. If this condition shall not be satisfied, then Landlord shall have the right to withhold consent to sublease or assignment.

    14.13 If Landlord has reasonable cause to believe that a spill or discharge has occurred and Landlord makes written demand to Tenant sitting forth the basis of its cause, Tenant will obtain, at its own expense, and furnish to Landlord, without charge, within thirty (30) days after receipt of Landlord's demand a Phase I environmental report prepared by a recognized environmental engineer which will show the status of the leased premises with regard to all environmental conditions. In the event that the report shows or indicates the presence or possibility of the presence of any environmental condition which violates Environmental Laws, then Tenant will obtain such additional inspections, reports and tests as may be required to determine the nature and scope of the environmental condition, except for Landlord's Responsibility, and what will be required to remedy the condition and the cost thereof. Tenant, at its expense, will remediate the environmental condition to the satisfaction of all governmental agencies, etc. and to the reasonable satisfaction of Landlord. In the event that the report does not show or indicate the presence of any environmental condition which violates the Environmental Laws which are the responsibility of Tenant pursuant to Section 14.1 hereof, Landlord will bear the cost of such testing and reports, and, if already paid by Tenant, Landlord will reimburse Tenant promptly.

    14.14 Within thirty (30) days after the date of this lease, Tenant shall supply to Landlord an affidavit of an officer of Tenant ("Environmental Affidavit"), setting forth Tenant's Federal Standard Industrial Classification number and a detailed description of the operation and processes Tenant will undertake at the leased premises, organized in the form of a narrative report, including a description and quantification of hazardous substances and wastes generated, manufactured, refined, transported, treated, stored, handled or disposed of at the leased premises. During the lease term, Tenant shall notify Landlord by way of Environmental Affidavit as to any changes in Tenant's operation, federal Standard Industrial Classification number or use and generation of hazardous substances and wastes, by way of a supplemental Environmental Affidavit. Tenant shall also supplement and update Environmental

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Affidavit upon each January 1st of the lease term; however, if not submitted to
Landlord on January 1st, it will be submitted within ten (10) days after Landlord's written request.

    14.15 Within the last thirty (30) days of the term of this lease, Tenant will obtain, at its own expense, and furnish to Landlord, without charge, a Phase I environmental report prepared by a recognized environmental engineer which will show the status of the Demised Premises with regard to all environmental conditions. In the event that the report shows or indicates the presence or possibility of the presence of any environmental condition which violates Environmental Laws then Tenant will obtain such additional inspections, reports and tests as may be required to determine the nature and scope of the environmental condition, except for Landlord's Responsibility, and what will be required to remedy the condition and the cost thereof. Tenant, at its expense, will remediate the environmental condition to the satisfaction of all governmental agencies, etc. and to the reasonable satisfaction of Landlord.

               ARTICLE 15 - COMPLIANCE WITH LAW, ORDINANCES, ETC.
               --------------------------------------------------

    15.1 The Tenant, during the term of this lease, shall promptly execute and comply with all statutes, ordinances, regulations and requirements of the federal, state and local governments and all of their departments, bureaus and agencies applicable to the Demised Premises, for the correction, prevention, and abatement of nuisances, violations or other grievances, in, upon or connected with the Demised Premises during the term of this lease; and Tenant shall also comply at its own cost and expense with and execute all rules, orders and regulations of the Board of Fire Underwriters, or any other similar body, for the prevention of fires in the Demised Premises.

    15.2 In case the Tenant, within thirty (30) days (or such shorter period if required under the circumstances) after receiving notice to comply, shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall fail or neglect to make any necessary repairs, then the Landlord or its agents may enter said Demised Premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such as Additional Rent, or the Landlord may deduct the same from the balance of the Security in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant.

    15.3 Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant or Landlord or both, at no expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in Section 15.1 hereof, subject to the following:

                  (a) If by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith pending the prosecution of

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


         any such proceeding may legally be delayed without any lien, charge or liability of any kind against the Demised Premises or any part thereof and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding.

                  (b) If any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Landlord to criminal liability and Tenant (i) furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of such contest or delay and (ii) prosecutes the contest with due diligence.

Landlord will promptly execute and deliver all papers which may be necessary and proper to permit Tenant so to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement.

                         ARTICLE 16 - DISCHARGE OF LIENS
                         -------------------------------

    16.1 Tenant shall not create or permit to be created or to remain, and shall discharge, any lien, encumbrance or charge (levied on account of any imposition or any mechanic's, laborer's or materialman's lien or any mortgage, conditional sale, title retention agreement or chattel mortgage, or otherwise) which upon the Demised Premises, or any part thereof or the income therefrom, having any priority or preference over or ranking on a parity with the estate, rights and interest of Landlord in the Demised Premises or any part thereof or the income therefrom, and Tenant will not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Demised Premises or any part thereof might be impaired, provided that any Imposition may, after the same becomes a lien, be paid or contested in accordance with Article III hereof and any mechanic's, laborer's or materialman's lien may be discharged in accordance with Section 16.2 hereof. The foregoing notwithstanding, Tenant shall not be required to discharge any such lien, encumbrance or charge created by Landlord.

    16.2 If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Demised Premises or any part thereof, Tenant, within thirty
(30) days after notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings.

    16.3 Nothing contained in this lease shall be deemed or construed in any way as constituting the consent or request of Landlord, to any contractor, sub-contractor, laborer or materialman for the performance of any labor or

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


the furnishing of any material for any improvement, alteration to or repair of the Demised Premises or any part thereof. Notice is herein given that Landlord shall not be liable for any labor or material furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or material shall attach to or affect the interest of Landlord in and to the Demised Premises or any part thereof.

                ARTICLE 17 - ENTRY ON PROPERTY BY LANDLORD, ETC.
                ------------------------------------------------

    17.1 Tenant shall permit Landlord and its authorized representatives to enter the Demised Premises at all reasonable times upon reasonable notice to Tenant for the purpose of (a) inspecting the same and (b) making any repair thereto and performing any work therein that may be necessary by reason of Tenant's failure to make any such repair or perform such work or to commence the same within the time required by this lease, except that no notice shall be required in an emergency. Nothing herein shall be construed as imposing any duty upon the part of Landlord to do any such work, and performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Tenant will have the right to have its representative accompany Landlord or its representative, and all such entries shall be during normal business hours (except for emergencies).

    17.2 Landlord may during the progress of any work at the Demised Premises performed or caused to be performed by it in accordance with Section 17.1 hereof, keep and store upon the Demised Premises, all necessary materials, tools, supplies and equipment. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or any subtenant by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into, over or through the Demised Premises during the course thereof and the obligations of Tenant under this lease shall not be affected thereby. In making any such repair or doing any such work, Landlord shall proceed with a minimum of inconvenience to Tenant and its tenants and subtenants. Landlord will use its best efforts not to interfere with (i) Tenant's business, (ii) access and egress to the Demised Premises and (iii) the functioning of building systems (excluding during any emergencies).

    17.3 In the event Landlord incurs any obligation or spends any money to make repairs or perform work pursuant to this Article 17 upon failure of Tenant to meet its obligations after notice and cure periods as provided in this lease, Tenant shall reimburse Landlord for the reasonable cost thereof, including reasonable fees and expenses incurred by Landlord relating thereto, within fifteen (15) days after notice from Landlord of the amount due, and such amount shall be Additional Rent.

    17.4 Landlord shall have the right to enter the Demised Premises at all reasonable times during usual business hours for the purpose of showing the same to prospective purchasers or mortgagees, and, at any time during the last year of the term of this lease, for the purpose of showing the same to prospective tenants. The provisions of Section 17.1 above shall apply.

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                          ARTICLE 18 - QUIET ENJOYMENT
                          ----------------------------

    18.1 Landlord covenants and agrees that Tenant, upon paying the Fixed Rent and Additional Rent and observing and keeping the covenants, agreements and conditions of this lease on Tenant's part to be kept, shall lawfully and quietly hold, occupy and enjoy the Demised Premises during the term of this lease without hindrance or molestation of anyone claiming by, through or under Landlord, subject, however, to the matters herein set forth.

                     ARTICLE 19 - SURRENDER OF THE PROPERTY
                     --------------------------------------

    19.1 Tenant shall and will on the last day of the term hereof or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises pursuant to the provisions hereof or otherwise, well and truly surrender and deliver up (i) the Demised Premises into the possession and use of Landlord without fraud or delay and in good order, condition and repair, ordinary wear and tear excepted (except as provided herein as a result of casualty or condemnation) and broom clean without any debris, and free and clear of all lettings and occupancies and free and clear of all liens and encumbrances other than those, if any, created by Landlord or as permitted hereby and (ii) all assignable service contracts and other agreements and records relating to the Demised Premises or any portion thereof, or the operation thereof, for the period subsequent to such termination of this lease and/or surrender of the Demised Premises (provided Tenant has obtained releases from all of its obligations by the contractor) and which service contracts and other agreements or records Landlord may accept or assume. Tenant will not be obligated to remove any improvements which it made pursuant to this lease, except as provided in
Section 5.7 hereof. Tenant shall remove all personal property at the end of the term.

                ARTICLE 20 - THE BUILDINGS; USE OF THE BUILDINGS
                ------------------------------------------------

    20.1 The buildings now erected on the Demised Premises are and shall be the property of the Landlord from the date hereof and any buildings hereafter erected on the Demised Premises shall automatically and without further act or payment by Tenant or Landlord become the property of Landlord free and clear of all liens and encumbrances other than those, if any, created by Landlord or permitted hereby.

    20.2 It is the intention and agreement of the parties that except as otherwise set forth herein, Tenant's interest in this lease and all of Tenant's right, title and interest in and to the Demised Premises are non-separable and that any attempt to transfer or mortgage either of such interests shall be void and ineffective.

    20.3 Tenant shall not use or allow the Demised Premises or any part thereof to be used or occupied for any unlawful purpose or in violation of any certificate of occupancy or governmental permit or license covering or affecting the use of the Demised Premises or any part thereof and shall not knowingly suffer any act to be done or any condition to exist on the Demised Premises or

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


any part thereof or any article to be brought thereon which may be dangerous, unless safeguarded as required by law, or which may, in law, constitute a nuisance, public or private, or which may make void or voidable any insurance then in force with respect thereto.

                   ARTICLE 21 - LIABILITY; LANDLORD'S DESIGNEE
                   -------------------------------------------

    21.1 The term "Landlord" as used in this lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Demised Premises and, in the event of any transfer or transfers of the title thereto, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all liability as respects the performance of any covenant or obligation on the part of Landlord contained in this lease thereafter to be performed, provided that, with respect to all funds or securities in the hands of Landlord or the then grantor, at the time of such transfer in which Tenant has an interest, Landlord shall not be freed or relieved of personal liability therefor until such funds and securities shall be accounted for and turned over to the grantee with such grantee's assuming responsibility to Tenant for such funds or securities, and Landlord shall assign to such grantee all right, title and interest of Landlord or such grantor in and to the sums held by any depository or escrow holder on behalf of Tenant. Any assignee from Landlord or future owner of the Demised Premises shall be deemed, automatically, to have assumed the obligation of Landlord pursuant to this lease during the period of its ownership.

                       ARTICLE 22 - ESTOPPEL CERTIFICATES
                       ----------------------------------

    22.1 Tenant, at any time and from time to time, upon not less than twenty
(20) days' prior notice by the Landlord, shall execute, acknowledge and deliver to the Landlord or its mortgagee or assignee, a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Fixed Rent and Additional Rent have been paid in advance, if any, and stating whether or not to the best of Tenant's knowledge the Landlord is in default in the performance of any covenant, agreement or condition contained in this lease and, if so, specifying each such default, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the Demised Premises or any mortgagee or insurer thereof or any assignee of any mortgage upon the Demised Premises. The estoppel certificates will be prepared at Landlord's expense. If Landlord requests Tenant to execute an estoppel certificate more than twice in any twelve month period, then Landlord will pay Tenant's reasonable attorneys' fees incurred in reviewing the same.

                          ARTICLE 23 - HOLDOVER TENANT
                          ----------------------------

    23.1 If Tenant remains in possession of the Demised Premises after the expiration of the original term of this lease or of any option term, except pursuant to an exercise of an option to extend, or after Tenant's right of

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




occupancy has been properly terminated by Landlord, such possession shall be considered as a tenant at sufferance of Landlord, and the possession may be terminated by Landlord at any time upon three days' prior written notice to Tenant. During such period of occupancy as a tenant at sufferance of Landlord, rent shall be payable on the first day of every month, in advance, at a rate equal to twice the rent for the last month of the term in addition to the Additional Rent, and the payment of various operating expenses and carrying charges, which shall continue to be payable as provided in this lease. The increased rent is not intended to be a penalty but is intended to be an agreed amount in order to avoid a controversy over the determination of fair market rent or similar phrase.

                      ARTICLE 24 - ABANDONMENT OF PROPERTY
                      ------------------------------------

    24.1 If after default in payment of rent or violation of any other provisions of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to the date on which the term ends or such removal or the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the Tenant and shall become the property of the Landlord. Upon expiration of the term of this lease Tenant shall have thirty days within which to remove its property prior to same being abandoned pursuant to this section.

                         ARTICLE 25 - STRICT PERFORMANCE
                         -------------------------------

    25.1 The failure of the Landlord or Tenant to insist upon strict performance of any of the terms, covenants or conditions of this lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same shall be and remain in full force and effect.

                           ARTICLE 26 - MISCELLANEOUS
                           --------------------------

    26.1 It is agreed that if any provision of this lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

    26.2 All notices sent or required to be sent hereunder shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by public courier, charges prepaid; if sent to Landlord, the same shall be addressed to Landlord at the address of Landlord set forth on Page 1 of this lease, or such other legal entity or address as Landlord may hereafter designate by notice to Tenant; if sent to Tenant, the same shall be addressed to Tenant at the Demised Premises, or to such other legal entity or address as Tenant may hereafter designate by notice to Landlord. All notices shall be effective upon receipt by addressee or upon refusal of delivery by addressee.

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    26.3 Landlord agrees to cooperate fully with Tenant, without cost or expense to Landlord, in connection with the exercise by Tenant of any of its rights under this lease. In particular, and without limitation, Landlord agrees to execute such applications for construction and occupancy permits and such other documents as Tenant may reasonably request with respect to a dedication of any part for public use or a grant of easement for utilities or access with approval of Landlord which shall not be unreasonably withheld.

    26.4 Nothing contained in this lease shall create a partnership or joint venture between Landlord and Tenant or cause Landlord to be liable in any way for the debts or obligations of Tenant.

    26.5 Tenant shall execute and deliver such documents as may be reasonably required by Landlord and various utility companies to permit the Demised Premises to be encumbered by utility easements which may be reasonably necessary to service the Demised Premises.

    26.6 Notwithstanding any other provision in this lease to the contrary, in no event shall either party be liable to the other for any consequential damages, even in cases of negligence.

                      ARTICLE 27 - LIMITATION OF LIABILITY
                      ------------------------------------

    27.1 Notwithstanding anything to the contrary herein, if Landlord or any successor in interest of Landlord shall default in the performance of the obligations under this lease, there shall be absolutely no personal liability on the part of Landlord or on the part of the partners of any partnership or joint venture comprising Landlord nor its officers, directors and stockholders if Landlord is a corporation nor its trustees and beneficiaries if Landlord is a trust nor its manager and members if Landlord is a limited liability company, with respect to any of the terms, covenants, and conditions of this lease, and Tenant shall look solely to the equity of Landlord or such successor in interest in the estate of Landlord in the Demised Premises and under the leases of subtenants upon the Demised Premises for the satisfaction of each and every successor in interest of any of the terms, covenants, and conditions of this lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever.

                             ARTICLE 28 - BROKERAGE
                             ----------------------

    28.1 Landlord and Tenant represent that they have not dealt with any real estate broker or other party who may claim or be entitled to a commission in connection with this lease, except CB Richard Ellis, Inc. whose commission Landlord shall pay pursuant to a separate agreement. Each party agrees to indemnify and hold harmless the other from any and all claims for any such brokerage commissions, finder's fees or the like made by any other broker or entity. It is agreed that if any claims for brokerage commissions or fees are ever made against Landlord or Tenant in connection with this lease, all such claims shall be handled and paid by the party whose actions were alleged commit ments for the basis of such claim, and the party whose actions or alleged commitments form the basis of such claim shall indemnify and hold harmless the

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



other from and against any and all such claims and demands, including reasonable attorney's fees incurred in defending the same, with respect to any brokerage fees or agent's commissions or other compensation asserted by any person, firm or corporation in connection with this lease.


                        ARTICLE 29 - FINANCIAL STATEMENTS
                        ---------------------------------

    29.1 Within ninety (90) days after the end of each of Tenant's fiscal years during the term of this lease, or, if it fails to do so, then within twenty (20) days after written notice from Landlord, Tenant will furnish Landlord with a copy of Tenant's financial statements, consisting of a balance sheet, profit and loss statement and cash flow statement. Such statements shall be issued as compilation statements by the independent public accountant then servicing Tenant, and if such accountant issues a certified statement to Tenant, then such certified statement will be furnished to Landlord. If the accountant does not issue a compilation or certified statement, then the statements shall be certified to be true, accurate and complete by the president or managing partner of Tenant. If Tenant is a publically owned company, it will furnish such financial statements as are issued to the public. If Tenant is privately owned, Landlord will keep all financial information confidential and will not release any information to third parties, except Landlord may show these statements to prospective purchasers, mortgagees or investors.

               ARTICLE 30 - MORTGAGE SUBORDINATION AND ATTORNMENT
               --------------------------------------------------

    30.1 Except as otherwise stated in Section 30.2 below, this lease is and will be subject and subordinated to the lien of the mortgage which will affect the Demised Premises on the Commencement Date pursuant to a subordination, non-disturbance and attornment agreement which will be entered into by Landlord, Tenant and the holder of the Mortgage on the Commencement Date. This lease is and shall be subject and subordinated to the lien of mortgages affecting the Demised Premises on the Commencement Date and thereafter, and to all renewals, modifications, consolidations, replacements, or extensions thereof, irrespective of the time of recording such mortgage, provided the mortgagee is a recognized bank, savings and loan association, insurance company or other lending institution, and further provided that such mortgagees agree in a written document, in a form reasonably satisfactory to all parties thereto, that Tenant's occupancy and all rights pursuant to this lease shall not be disturbed nor terminated so long as Tenant is not in default of its obligations hereunder beyond any cure periods; however, such agreement may provide that (i) Tenant shall not have any claim against the mortgagee or its successors in interest by assignment, foreclosure, deed in lieu of foreclosure or deed for any default by Landlord prior to the date on which mortgagee or such successors take possession and/or title to the Demised Premises, (ii) such mortgagee and its successors and assigns will not be bound by any prepayment of more than one month's rent by Tenant, (iii) such mortgagee and its successors and assigns will not be subject to any offset which may accrue to Tenant except for the allowance as provided in
Section 5.3 above, (iv) such mortgagee and its successors and assigns will not be bound by any modification of this lease made without the mortgagee's prior consent, and/or (v) Tenant will give such mortgagee and its successors and assigns written notice of any default by Landlord and the right,

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



but not the obligation, to cure such default on behalf of Landlord within thirty
(30) days after any cure period allowed to Landlord in this lease.

    30.2 In the absence of a subordination, attornment and nondisturbance agreement and in the event that any holder of any mortgage or anyone claiming from or through any such holder or any purchaser of holder's estate in any foreclosure sale shall enter into and lawfully become possessed of the leased premises or shall otherwise succeed to the rights of Landlord under this lease, either through foreclosure of any mortgage or the acquisition of the estate of Landlord thereby mortgaged, Tenant agrees to attorn to such successor landlord and recognize successor landlord as its landlord under this lease and to execute, upon request of such successor landlord, an attornment agreement. Such an attornment provision will also be included in any subordination, attornment and non-disturbance agreement entered into with a mortgagee.

                               ARTICLE 31 - SIGNS
                               ------------------

    31.1 The Tenant may place such sign or signs of any kind whatsoever at, in or about the Demised Premises provided that such signs shall comply with all laws and ordinances. All signs will be removed at the end of the term by Tenant, unless Landlord notifies Tenant to the contrary before the end of the term, and Tenant will repair any damage caused by such removals.

                       ARTICLE 32 - TENANT'S REIMBURSEMENT
                       -----------------------------------

    32.1 Tenant shall reimburse Landlord for the actual, reasonable attorneys' fees incurred by Landlord in connection with each review of any requested consent for subletting or assignment not to exceed $500.00 for each request, and for the preparation or review of any documents or instruments pertaining to the same, and if Landlord prevails for any action to enforce Tenant's obligation pursuant to this lease, including, but not limited to, collection of Fixed Rent and/or Additional Rent or any other monetary obligations, dispossess actions and distraint. Landlord shall reimburse Tenant for its reasonable attorneys fees and costs incurred if Tenant prevails in any litigation, proceeding or action against Landlord or in defense of Landlord's action. Such reimbursement shall be paid to Landlord or Tenant within fifteen (15) days after receipt of written demand, and, if not so paid by Tenant, then such reimbursement shall be due and payable as Additional Rent on the first day of the next month.

                             ARTICLE 33 - NO SETOFF
                             ----------------------

    33.1 Tenant shall not be entitled to assert any claim, credit or right of setoff against Landlord in any action to dispossess Tenant for non-payment of rent or other default hereunder, and Tenant's sole remedy shall be to pursue such claims in a separate lawsuit against Landlord; however, if Tenant is required by law to assert its claim as a mandatory counterclaim in a suit by Landlord, then Tenant may assert its counterclaim. The rent due hereunder, whether fixed or additional, and all money to become due and owing to Landlord, shall be paid without credit or setoff, except for such amount as may be due and owing by Landlord to Tenant pursuant to a judgment entered in a court of competent jurisdiction.

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                    ARTICLE 34 - MORTGAGEE PROTECTION CLAUSE
                    ----------------------------------------

    34.1 Tenant agrees to give all mortgagees, by certified mail, a copy of any notice of default served on Landlord, provided that prior to such notice Tenant has been notified, in writing by Landlord of the name and address of such mortgagees. The mortgagees shall have the same time within which to cure such default as is given to Landlord under this lease.

                       ARTICLE 35 - OPTION TO EXTEND TERM
                       ----------------------------------

         35.1 Upon expiration of the term of the lease as set forth in Article 1, Tenant shall have the right and option to extend the term of the lease for one period of five (5) years. The right and option to extend the term of the lease shall be subject to and contingent upon each and every of the conditions set forth hereinafter. Tenant's right and option to extend the term of the lease shall be exercisable by Tenant giving written notice of the exercise of the right and option to Landlord at least nine (9) months prior to the expiration of the original term as set forth in Article 1. In the event Tenant fails to give written notice of its intention to exercise its right and option as provided above within the stated time period, Tenant's right and option to extend the term of the lease shall (upon the date by which written notice should have been received by Landlord) be deemed to have been waived by Tenant and shall be of no further force or effect. In the event Tenant exercises its right and option in accordance with the provisions hereof, the term of the lease shall be extended accordingly, and all references contained in the lease to the term shall be construed to refer to the original term of the lease, as extended, whether or not specific reference is made thereto in the lease. Unless otherwise expressly provided to the contrary, the extended term of the lease shall be upon the same terms, conditions and covenants as set forth in the lease except that there shall be no further right or option to extend the term of the lease. It is important to Landlord that it know whether or not the options are exercised by Tenant so that it may seek a replacement tenant to avoid loss of rent, and, therefore, the time within which the options must be exercised is hereby made of the essence. The right and option to extend the term of the lease shall be subject to and contingent upon each and every one of the following conditions:

             (i)  The lease is in full force and effect;

            (ii) Tenant shall not remain in material default beyond applicable notice and grace periods under any of the terms, provisions, covenants and conditions of the lease; and

           (iii) During the entire option period, Fixed Rent to be paid by Tenant during such year period shall be the greater of fair market rent or the Fixed Rent for the last month of the original term, but in no event shall the monthly rental be less than the Fixed Rent for the last month of the original term, notwithstanding that fair market rent shall be lower. Rent shall be determined as follows:

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






                  Within thirty (30) days after Landlord receives Tenant's notice, Landlord shall submit to Tenant, in writing, its determination of fair market rent. Within thirty (30) days after Tenant receives the fair market rental figure, Tenant shall have the right to dispute the rent by written notice received by Landlord within the thirty (30) day time period. Failure by Tenant to dispute the rent in this manner shall be deemed, automatically and conclusively, an acceptance by Tenant of the rent submitted. Within thirty (30) days after Landlord receives Tenant's notice disputing the rent, Landlord and Tenant shall each designate an independent, qualified commercial real estate appraiser or expert, who regularly conducts business in Bergen County and who is familiar with Bergen County rentals of comparable properties, for the purpose of having them agree on the then fair market rent for the Demised Premises which shall be the rental then being collected by owners of other properties for new leases of space reasonably comparable in type, size, location and usage to the Demised Premises (without any leasing commissions or any tenant improvements) within Bergen County, New Jersey for a term of approximately five (5) years with similar tenant expense assumptions and contributions. In the event that the two designees cannot agree upon one figure, then the designees shall select a third person with comparable qualifications, and the agreement of two of the three designees shall prevail, or if two cannot agree, the average of their three rents shall prevail. Landlord and Tenant shall each pay the fees and expenses of their own designee, and they shall share, equally, the fees and expenses of the third; and the greater of the Fixed Rent for the last month of the first original term or the fair market rent so determined shall be the fixed minimum rental payable monthly for the entire five-year option term. If Tenant gives notice of the exercise of its option more than nine (9) months prior to the expiration of the original term, then Landlord shall have until eight (8) months prior to the expiration of the original term to submit its determination of fair market rent. The Landlord and Tenant shall execute and deliver to each other a written statement of the rent for the extended term when determined as herein provided.

                           ARTICLE 36 - FORCE MAJEURE
                           --------------------------

    36.1 Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome.

                              ARTICLE 37 - PARTIES
                              --------------------

    37.1 Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

                          ARTICLE 38 - LENDER'S CONSENT
                          -----------------------------

    38.1 Landlord will request its lender, WMF Capital Corp. to (i) agree with Tenant on the language of the Estoppel Certificate and Subordination, Non-Disturbance and Attornment Agreement, (ii) consent to this lease, (iii) consent now to the purchase of the Demised Premises by Tenant pursuant to the Option Agreement of Sale between Landlord, as Seller, and Tenant, as Purchaser, which will be executed contemporaneously with this lease if Tenant exercises its option and (iv) specify the financial criteria as provided in Section 14 of the Option Agreement of Sale. In the event that these conditions are not satisfied on or before August 10, 1998, then this lease will terminate, automatically, and neither party will have any right or recourse against the other.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                       PANORAMA PARK,INC.


                                       By: /s/ Mark S. Rosen
                                           -------------------------------------
                                           Mark S. Rosen, Vice President


                                       Wireless Telecom Group, Inc.


                                       By: /s/ Dale Sydnor
                                           -------------------------------------
                                           Dale Sydnor, Chief Executive Officer

                                   Exhibit "B"

                                  Tenant's Work
                                  -------------

         Plans prepared by Sterba, Pagani & Associates entitled "New Facilities For Wireless Telecom Group" dated June 4, 1998 and last revised on July 10, 1998.

                            FIRST AMENDMENT TO LEASE

         This Amendment ("Amendment"), dated July 27, 1998 by and between PANORAMA PARK, INC., a New Jersey corporation, ("Landlord"), with its office at 15 Maple Avenue, Morristown, New Jersey 07960, and WIRELESS TELECOM GROUP, INC., a New Jersey corporation ("Tenant"), with its office at East 64 Midland Avenue, Paramus, New Jersey 07652.

                                    RECITALS

         A. Landlord and Tenant entered into a certain lease ("Lease") dated July 14, 1998 for the land, building, improvements and fixtures located thereon, located at 3 Industrial Avenue, Mahwah, Bergen County, New Jersey ("Demised Premises").

         B. The parties intend to amend the Lease in certain respects.

         Now, therefore, in consideration of the mutual promises herein contained and other good and valuable consideration, it is mutually agreed as follows:

         1. The Recitals hereinabove set forth are hereby incorporated into this Agreement as if fully set forth herein at length. The definitions of words and phrases in the Lease will have the same meanings in this Agreement.

         2. The first sentence of Section 8.1 of the Lease is hereby amended by deleting the present sentence, in its entirety, and substituting the following:
"If after the execution of this lease and prior to the expiration of the term of this lease fifteen (15%) percent or more of the floor area of the Demised Premises shall be appropriated by right of eminent domain or more than ten (10%) percent of the parking area is taken or ingress and egress are adversely affected, then the term of this lease shall cease as of the time of such appropriation, and Fixed Rent and Additional Rent shall be apportioned and adjusted as of the time of termination."

         3. Except as herein amended or modified, all of the provisions of the Lease will remain in full force and effect. In the event of any conflict or inconsistency between the provisions of this Amendment and those of the Lease the provisions of this Amendment will govern and prevail.

         4. The covenants, conditions and agreements contained in this Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

            Executed by the parties on the date first above written.


                                              Panorama Park, Inc.


                                              By:/s/ Mark S. Rosen
                                                 -------------------------------
                                                 Mark S. Rosen, Vice President


                                              Wireless Telecom Group, Inc.


                                              By:/s/ C. Ronald Deitrich
                                                 -------------------------------
                                                 C. Ronald Deitrich, President

                            SECOND AMENDMENT TO LEASE

         This Amendment ("Amendment"), dated July   , 1998 by and between WT
MAHWAH L.L.C., a New Jersey limited liability company, ("Landlord"), with its office at 15 Maple Avenue, Morristown, New Jersey 07960, and WIRELESS TELECOM GROUP, INC., a New Jersey corporation ("Tenant"), with its office at East 64 Midland Avenue, Paramus, New Jersey 07652.

                                    RECITALS

         A. Landlord's predecessor in interest, Panorama Park, Inc. and Tenant entered into a certain lease dated July 14, 1998 as amended July 27, 1998 (together the "Lease") for the land, building, improvements and fixtures located thereon, located at 3 Industrial Avenue, Mahwah, Bergen County, New Jersey ("Demised Premises").

         B. The parties intend to confirm the Commencement Date and to acknowledge that the provisions of Article 38 of the Lease have been satisfied.

         Now, therefore, in consideration of the mutual promises herein contained and other good and valuable consideration, it is mutually agreed as follows:

         1. The Recitals hereinabove set forth are hereby incorporated into this Amendment as if fully set forth herein at length. The definitions of words and phrases in the Lease will have the same meanings in this Amendment.

         2. The Commencement Date is July , 1998, and neither party will have any right to terminate this Lease as provided in Section 1.1 of this Lease.

         3. All of the conditions set forth in Section 38.1 of this Lease have been satisfied, and neither party will have any right to terminate this Lease as provided in Section 38.1 of this Lease.

         4. Except as herein amended or modified, all of the provisions of the Lease will remain in full force and effect. In the event of any conflict or inconsistency between the provisions of this Amendment and those of the Lease the provisions of this Amendment will govern and prevail.

         5. The covenants, conditions and agreements contained in this Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

         Executed by the parties on the date first above written.

                                  WT Mahwah L.L.C.
                                  By:  WT Mahwah Management Corp.,
                                             its Manager

                                           By:/s/ Mark S. Rosen
                                              ----------------------------------
                                              Mark S. Rosen, Vice President


                                  Wireless Telecom Group, Inc.


                                           By: /s/ C. Ronald Dietrich
                                               ---------------------------------
                                               C. Ronald Dietrich, President